EXECUTION COPY

NUTRASTAR INTERNATIONAL INC.

NOTE AND COMMON STOCK PURCHASE AGREEMENT

THIS NOTE AND COMMON STOCK PURCHASE AGREEMENT (this “Agreement”), dated as of November 16, 2015, is by and between NUTRASTAR INTERNATIONAL INC., a Nevada corporation (the “Company”), ACCRETIVE CAPITAL PARTNERS, LLC, an Illinois limited liability company (“Accretive”), Richard E. Fearon, Jr., an individual (“Mr. Fearon”), and Robert Tick, an individual (“Mr. Tick” and, together with Mr. Fearon and Accretive, the "Investors"). The Company and the Investors are sometimes hereinafter referred to together as the “parties” or individually, as a “party”.

WHEREAS, the Company desires to borrower from the Investors the aggregate sum of one hundred and eighty thousand United States Dollars ($180,000) (the “Loan”), a portion of which Loan shall be paid by the Investors in cash at the Closing and a portion of which shall be paid by the Investors through the release by Mr. Fearon and Mr. Tick of certain obligations of the Company as described in Section 5.5; and

WHEREAS, in connection with procurement of the Loan, the Company desires to issue to the Investors the Notes (as defined below) and the Purchased Shares (as defined below), and the Investors desire to make the Loan and purchase the Purchased Shares, on the terms and conditions set forth in this Agreement.

NOW, THEREFORE, in consideration of the mutual promises, representations, warranties, covenants and conditions set forth in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1.     Authorization and Sale of Note and Purchased Shares.

1.1     Authorization of Note and Issuance of Purchased Shares. The Company has duly authorized the issuance of (a) two or more promissory notes in the form of Exhibit A hereto (each a “Note” and, collectively, the “Notes”) in the aggregate principal amount of $180,000 (the “Loan Amount”), (b) 673,853 shares in the aggregate (the “Purchased Shares”) of the Company’s common stock, $0.001 par value per share (“Common Stock”) (the Purchased Shares and the Note, collectively, the “Securities”).

1.2     Issuance of Notes and Purchased Shares. In consideration of, and in express reliance upon, the representations, warranties and covenants set forth herein and subject to the terms and conditions set forth in this Agreement, at the Closing:

(a)     the Company shall issue to each Investor, and such Investor shall procure from the Company, in consideration for such Investor’s funding of its portion of the Loan Amount, (i) a Note, duly executed by the Company, in the amount set forth next to such Investor’s name on Exhibit B hereto and (ii) the number of Purchased Shares set forth next to each Investor’s name on Exhibit B hereto, in each case free and clear of any lien, adverse right or claim, charge, option, pledge, covenant, title, defect, security interest or other encumbrance of any kind (other than restrictions on transfer imposed by applicable securities laws or as contemplated by this Agreement) (“Liens”), and, in the case of the Purchased Shares, as evidenced by one or more certificates, duly executed by the Company, dated the Closing Date (as defined below) and bearing the appropriate legends as herein provided.

(b)     each Investor shall deliver or cause to be delivered its portion of the Loan Amount which is to be paid in cash at the Closing as set forth in Exhibit B, by wire transfer of immediately available funds to the Company’s bank account specified in writing; provided, that a portion of the total Loan Amount is being delivered by Mr. Fearon and Mr. Tick in accordance with Section 5.5 hereof.

1.3     Closing. The closing of the issuance of the Securities pursuant to this Agreement (the “Closing”) shall take place virtually by exchange of electronic signatures (with originals followed by overnight courier) on the date hereof, or at such other time, date and place as are mutually agreeable to the Company and the Investors. The date of the Closing is hereinafter referred to as the “Closing Date.”

2.     Representations and Warranties of the Company. As a material inducement to the Investors to enter into and perform its obligations under this Agreement, the Company represents and warrants to the Investors as of the date hereof as follows:

2.1     Organization, Good Standing and Qualification. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Nevada and has all requisite corporate power and authority to carry on its business as now conducted and as currently proposed to be conducted. The Company is duly qualified to transact business and is in good standing in each jurisdiction in which the failure to so qualify is reasonably likely to have a material adverse effect on the business, properties, or financial condition of the Company or the ability of the Company to consummate the transactions contemplated by this Agreement (a “Material Adverse Effect”).

2.2     Authorization. All corporate action on the part of the Company and its shareholders, directors and officers necessary for the authorization, execution and delivery of, and performance under, this Agreement and the Securities has been taken.

2.3    Enforceability. This Agreement and each of the Securities constitutes a valid and legally binding obligation of the Company, enforceable in accordance with its terms, except (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors' rights generally or by equitable principles, (b) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies, and (c) to the extent that the enforceability of the indemnification provisions may be limited by applicable laws; provided, however, in the case of subparagraphs (b) and (c), the Company waives all such limitations to the maximum extent permitted by applicable law.

2.4     Issuance of the Securities.

(a)     The Notes are duly authorized and, when issued and paid for in accordance with this Agreement, will be free and clear of all Liens, other than Liens created or imposed on the holders thereof through no action of the Company.

(b)     The Purchased Shares are duly authorized and, when issued and paid for in accordance with this Agreement, will be duly and validly issued, fully paid and nonassessable, free and clear of all Liens, other than any Liens created by or imposed on the holders thereof through no action of the Company. The Company has reserved from its duly authorized capital stock the maximum number of shares of Common Stock issuable as Purchased Shares pursuant to this Agreement.

2.5     Capitalization.

(a)     The authorized and outstanding capitalization of the Company is as described in the Company's most recent periodic report filed with the United States Securities and Exchange Commission (the “SEC Filing”). The Company has not issued any capital stock since such filing, other than pursuant to the exercise of employee stock options under the Company's stock option plans and pursuant to the conversion or exercise of Common Stock equivalents outstanding on the date thereof. All shares of the Company’s issued and outstanding capital stock have been duly authorized, are validly issued and outstanding, and are fully paid and nonassessable. No securities issued by the Company from January 1, 2012 to the date hereof were issued in violation of any statutory or common law preemptive rights. There are no dividends which have accrued or been declared but are unpaid on the capital stock of the Company. All taxes required to be paid by the Company in connection with the issuance and any transfers of the Company’s capital stock have been paid. All outstanding securities of the Company have been issued in all material respects in accordance with the provisions of all applicable securities and other laws.

(b)     No Person has any right of first refusal, preemptive right, right of participation, or any similar right to participate in the transactions contemplated by the this Agreement. Except as set forth in the SEC Filing or a result of the purchase and sale of the Securities, there are no outstanding options, warrants, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities, rights or obligations convertible into or exchangeable for, or giving any Person any right to subscribe for or acquire, any shares of Common Stock, or contracts, commitments, understandings or arrangements by which the Company or any subsidiary of the Company is or may become bound to issue additional shares of Common Stock, or securities or rights convertible or exchangeable into shares of Common Stock. The issue and sale of the Securities will not obligate the Company to issue shares of Common Stock or other securities to any Person (other than the Investors) and will not result in a right of any holder of Company securities to adjust the exercise, conversion, exchange or reset price under such securities.

2.6     Consents. No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state or local governmental authority or any other person or entity is required in connection with the consummation of the transactions contemplated by this Agreement, except for compliance with notice filing and other requirements under federal and applicable state securities laws.

2.7     Brokers. No broker, investment banker, financial advisor or other person is entitled to any broker’s, finder’s or other similar fee or commission in connection with this Agreement or the transactions contemplated hereby based upon arrangements made by or on behalf of the Company.

2.8     No Violation of Law. The execution, delivery and performance by the Company of this Agreement, including the Company’s obligations with respect to the Securities will not result in any violation of any agreement, indenture, instrument, license, judgment, decree, order, law, statute, ordinance or other governmental rule or regulation applicable to the Company.

2.9     No Actions. There are no pending or, to the best of the Company’s knowledge after due and diligent inquiry, threatened actions or proceedings before any court, judicial body, administrative agency or arbitrator which may materially adversely affect the Company’s performance of its obligations with respect to this Agreement and the Securities.

2.10     Offering Exemption. Based in part on the representations of the Investors set forth in Section 3 below, the offer, sale and issuance of the Securities in conformity with the terms of this Agreement are exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”) and are exempt from the qualification or registration requirements of applicable state securities laws. Neither the Company nor any agent on its behalf has solicited or will solicit any offers to sell or has offered to sell or will offer to sell all or any part of the Securities to any person or entity so as to bring the sale of such Securities by the Company within the registration provisions of the Securities Act or any state securities laws.

3.     Representations and Warranties of the Investors. As a material inducement to the Company to enter into and perform its obligations under this Agreement, each Investor represents and warrants to the Company, severally and not jointly, on behalf of itself or himself only, with each reference to “Investor” referring to such Investor only, as of the date hereof as follows:

3.1     Accretive is a limited liability company duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization. Mr. Fearon and Mr. Tick is each an individual and citizen of the United States of America. The Investor has all requisite power and authority to execute, deliver and perform this Agreement on behalf of the Investor. All action on the part of the Investor necessary for the authorization, execution, delivery and performance of all obligations of the Investor under this Agreement has been taken. This Agreement constitutes the valid and legally binding obligation of the Investor, enforceable in accordance with its terms, except (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors' rights generally or by equitable principles, (b) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies and (c) to the extent that the enforceability of indemnification provisions may be limited by applicable laws; provided, however, in the case of subparagraphs (b) and (c), the Investor waives all such limitations to the maximum extent permitted by applicable law.

3.2     The Securities allocated to the Investor will be acquired by the Investor for its own account for investment purposes and not with a view to, or for sale in connection with, any distribution. The Investor does not presently have any contract, undertaking or agreement with any person or entity to sell, transfer or grant participation rights to any other person or entity with respect to any of the Securities.

3.3     The Investor is an “accredited investor” within the meaning of Rule 501(a) promulgated under the Securities Act. The Investor acknowledges and agrees that the Securities must be held indefinitely unless they are subsequently registered under the Securities Act or an exemption from such registration is available. The Investor understands that no public market now exists for any securities issued by the Company and that a public market may never exist for the Securities.

3.4     The Investor acknowledges that it has received all of the information it considers necessary or appropriate for deciding whether to acquire the Securities allocated to it. The Investor further represents that it has had an opportunity to ask questions and receive answers from the Company regarding the business, assets, prospects and financial condition of the Company and to obtain any additional information necessary to verify the accuracy of the information provided by the Company and the risks associated with its decision to acquire the Securities.

4.     Conditions to Closing.

4.1     Conditions to Obligations of the Investors. The obligations of the Investors under this Agreement are subject to the fulfillment, or the waiver by the Investors, of the conditions set forth in this Section 4.1 on or before the Closing Date:

(a)     The representations and warranties of the Company contained in Section 2 shall be true, correct and complete on and as of Closing with the same force and effect as if they had been made at such time.

(b)     The Company shall have performed and complied in all material respects with all conditions, covenants and agreements contained in this Agreement required to be performed or complied with by it on or before the Closing.

(c)     All consents and approvals required for the consummation of the transactions contemplated by this Agreement shall have been obtained.

(d)     The Company shall have delivered to the Investors the Notes and the Purchased Shares in accordance with Section 1.2(a) above.

4.2     Conditions to Obligations of the Company. The obligations of the Company under this Agreement are subject to the fulfillment, or the waiver in writing by the Company, of the conditions set forth in this Section 4.2 on or before the Closing Date:

(a)     The representations and warranties of the Investors contained in Section 3 shall be true, correct and complete on and as of Closing with the same force and effect as if they had been made at such time.

(b)     The Investors shall have performed and complied in all material respects with all conditions, covenants and agreements contained in this Agreement required to be performed or complied with by it on or before the Closing.

(c)     All consents and approvals required for the consummation of the transactions contemplated by this Agreement shall have been obtained.

(d)     The Investors shall have delivered to the Company the portion of Loan Amount which is to be paid in cash at the Closing in accordance with Section 1.2(b) above.

5.     Covenants.

5.1     Certain Covenants of the Company. The Company hereby covenants and agrees, that, except as otherwise required hereby, until the date upon which all outstanding amounts under the Notes are fully repaid:

(a)     Maintenance of Properties and Leases. The Company shall keep its properties in good repair, working order and condition, and from time to time make all needed and proper, or legally required, repairs, renewals, replacements, additions and improvements thereto; and the Company shall at all times comply with each provision of all leases and agreements to which the Company is a party or under which the Company occupies, or has possession of, any property.

(b)     Accounts and Records. The Company shall keep true records and books of account in which full, true and correct entries shall be made of all dealings or transactions in relation to its business and affairs as required in accordance with U.S. generally accepted accounting principles.

(c)     Compliance with Requirements of Governmental Authorities. The Company shall duly observe and conform in all material respects to all requirements of governmental authorities relating to the conduct of its business or to its property or assets.

5.2     Certain Actions by the Board of Directors. The parties shall cause to be convened a meeting of the board of directors of the Company (the “Board of Directors”) not later than five (5) business days following the Closing Date, (or, if the parties shall so mutually agree, cause to be executed a unanimous written consent of the Board of Directors, to be effective not later than five (5) business days following the Closing Date), for the purpose of approving the following matters, in each case on terms and subject to conditions reasonably satisfactory to the Investors:

(a) removal of the current chairman of the Board of Directors and election of a replacement non-executive chairman, in each case as promptly as practicable;

(b)     commencing a rights offering to the shareholders of the Company. having an aggregate value of not less than $300,000 and not more than $750,000, not later than the first quarter of fiscal year 2016;

(c)     making of an intercompany term loan by Daqing Shuaiyi Biotech Co., Ltd. (“DSB”) to the Company or one or more subsidiaries of the Company having an initial principal amount (and resulting in US-dollar denominated proceeds being available to the Company) of not less than fifty percent (50%) of DSB’s available cash as of the origination date of such term loan, not later than the first quarter of fiscal year 2016; and

(d)     each of the payments described in Section 5.3 below.

5.3     Use of Loan Proceeds. The Company shall use the cash proceeds of the Loan as follows:

(a)     not less than $15,000 shall be reserved for the purposes of engaging legal counsel for certain dispute resolution matters in the People’s Republic of China;

(b)     not less than $10,000 shall be reserved for other costs and expenses (including travel and reasonable and documented out-of-pocket expenses) incurred by the Company and its representatives relating the dispute resolution matters described above;

(c)     not less than $20,000 shall be reserved for a one-time payment to Mr. Tick in satisfaction (on a dollar-for-dollar basis) of a portion of the Company’s obligations with respect to amounts due and unpaid to Mr. Tick as described in Schedule 5.5 ;

(d)     not less than $32,000 shall be reserved for the payment of Crowe Horwath LLP or its applicable affiliate (the “Accountant”) for services rendered in connection with the preparation of the Company’s financial statements during fiscal year 2015;

(e)     not less than $10,000 shall be reserved for the payment of the expense reimbursement contemplated by Section 6.14 below; and

(f)     the balance of the Loan Amount shall be used as may be determined by the Board of Directors.

5.4     Acknowledgement of Accountants. Not later than thirty (30) days following the Closing Date, the Company shall deliver to the Investors the written acknowledgement of the Accountant to the effect that the payment contemplated by Section 5.3(d) was in full satisfaction of the amounts due to the Accountant for services rendered with respect to the Company’s financial statements for the periods ended March 31, 2015 and June 30, 2015 (and such later periods as the Accountant may so acknowledge in writing) that were included in the Company’s Forms 10-Q for such periods.

5.5     Release of Certain Claims. The Company acknowledges and agrees as follows: (i) the amounts listed under the heading “Total Claims” on Schedule 5.5 are due and payable to Mr. Tick by the Company as of immediately prior to the Closing; (ii) the non-cash portion of the Loan Amount described in Exhibit B hereto shall by funded by Mr. Fearon and Mr. Tick (on a dollar-for-dollar basis) through the release by Mr. Fearon and Mr. Tick of certain claims in the amounts listed under the heading “Released Amounts” on Schedule 5.5, which shall reduce such “Total Claims” on a dollar-for-dollar basis in the amount of such released claims; and (iii) following the payment contemplated by Section 5.3(c) above, the amount of such “Total Claims” for Mr. Tick shall be further reduced on a dollar-for-dollar basis in the amount of such payment.

5.6     Guarantees and Collateral for the Notes.

(a)     Each of the direct and indirect subsidiaries of the Company listed on Schedule 5.6 (the “Subsidiary Guarantors”) hereto shall guarantee the Company’s obligations under the Notes. Not later than sixty (60) days following the Closing Date, the Company shall deliver or cause to be delivered to the Investors (i) written guarantees of the Company’s obligations under the Notes by each Subsidiary Guarantor (the “Guarantee Agreements”) and (ii) written amendments to the Notes in order to add each Subsidiary Guarantor as an additional borrower and obligor under the Notes (the “Note Amendments”), in each case having customary terms and conditions reasonably satisfactory to the Investors and together with such other documentation as may be required in connection with the matters described in this Section 5.6(a).

(b)     Not later than sixty (60) days following the Closing Date, the Company shall deliver or cause to be delivered to the Investors a pledge and security agreement having customary terms and conditions reasonably satisfactory to the Investors (the “Pledge and Security Agreement”), pursuant to which, among other things, (i) the Company shall pledge or shall cause to be pledged 100% of the assets of the Company (including 100% of the issued and outstanding equity of Oriental Global Holdings Limited (“Oriental Global”)) as collateral to secure the Company’s obligations under the Notes and (ii) Oriental Global shall pledge or shall cause to be pledged 100% of the issued and outstanding equity interests of Harbin Baixin Biotech Development Co., Ltd. as collateral to secure the Company’s obligations under the Notes, in each case together with such other documentation as may be required in connection with the pledges of collateral described in this Section 5.6(b).

(c)     Investor shall reserve a portion of the Loan proceeds described in Section 5.3(e) (up to an aggregate of $2,500) for the purpose of the Investor retaining legal counsel in connection with the preparation, execution and performance of the Guarantee Agreements, the Note Amendments, the Pledge and Security Agreement and related documentation, and any costs and expenses in excess thereof shall be borne by the Company or its subsidiaries, as the case may be.

5.7     Liquidated Damages. The Company and the Investors agree that the Investors will suffer damages if the Notes are not paid when due or any of the covenants set forth in this Section 5 are not satisfied by the Company. The Company and the Investors further agree that it would not be feasible to ascertain the extent of such damages with precision. Accordingly, if the Notes are not paid when due or any covenant of the Company in this Section 5 is breached, (any such failure or breach being referred to as an “Event”), the Company shall pay as liquidated damages for such failure and not as a penalty to each Investor an amount of shares of Common Stock equal to such Investor’s pro rata amount (based on the such Investor’s shares of the total Loan Amount) of the then authorized but unissued Common Stock of the Company (the “Damages Shares”). The parties agree that the Damages Shares represent a reasonable estimate on the part of the parties, as of the date of this Agreement, of the amount of damages that may be incurred by the Investors if any Event as described herein has occurred. Notwithstanding the foregoing, the Company shall remain obligated to cure the breach or correct the condition that caused the Event, and the Investor shall have the right to take any action necessary or desirable to enforce such obligation.

5.8     Certain Matters with Respect to the Purchased Shares

(a)     The Investors agree that all certificates or other instruments representing the Purchased Shares subject to this Agreement will bear a legend substantially to the following effect:

“THE SECURITIES REPRESENTED BY THIS INSTRUMENT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR SECURITIES LAWS OF ANY STATE AND MAY NOT BE TRANSFERRED, SOLD OR OTHERWISE DISPOSED OF EXCEPT WHILE A REGISTRATION STATEMENT RELATING THERETO IS IN EFFECT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT OR SUCH LAWS.”

(b)     In addition to any rights afforded to the Purchased Shares under the organizational documents of the Company or at equity or law, if at any time prior to the repayment in full of the Notes, the Company issues any shares of Common Stock, or securities or rights convertible into or exchangeable or exercisable for any shares of Common Stock, or any other equity securities of the Company or any securities representing the right to purchase or otherwise receive any shares of Common Stock, in each case other than in connection with the rights offering described in Section 5.2(b) (any such issuance, a “Dilutive Issuance”), then the Company shall, immediately following such Dilutive Issuance, issue to the Investors additional shares of Common Stock (the “Additional Shares”) in amounts such that (I) the ratio of (x) the total number of Purchased Shares and Additional Shares owned by all Investors immediately following such issuance of Additional Shares to (y) the total number of all shares of Common Stock issued and outstanding immediately following such issuance of Additional Shares, is the same as (II) the ratio of (x) the total number of Purchased Shares and Additional Shares (if any) owned by all Investors as of immediately prior to such Dilutive Issuance to (y) the total number of all shares of Common Stock issued and outstanding as of immediately prior to such Dilutive Issuance. Any such Additional Shares shall have the same rights and be subject to the same restrictions as the Purchased Shares.

(c)     If during any period when a shelf registration statement is not effective or available, the Company proposes to register any of its securities and the registration form to be filed may be used for the registration or qualification for distribution of Purchased Shares, the Company shall give prompt written notice to the Investors of its intention to effect such a registration (but in no event less than ten (10) business days prior to the anticipated filing date) and shall include in such registration all Purchased Shares with respect to which the Company has received written requests for inclusion therein within ten (10) business days after the date of the Company’s notice (a “Piggyback Registration”). Any such person that has made such a written request may withdraw its Purchased Shares from such Piggyback Registration by giving written notice to the Company and the managing underwriter, if any, on or before the fifth (5th) business day prior to the planned effective date of such Piggyback Registration. The Company may terminate or withdraw any registration under this section prior to the effectiveness of such registration, whether or not the Investors have elected to include Purchased Shares in such registration.

5.9     Public Announcements. The Company shall, not later than four (4) business days after the Closing Date, file a Form 8-K and/or issue a press release describing (i) the purpose and rationale for (A) the Investors making the Loan hereunder and (B) the Company seeking the intercompany term loan described in Section 5.2(c), (ii) the Board’s intention to change its chairman in accordance with Section 5.2(a), and (iii) such other material matters set forth in this Agreement as may be required to be disclosed therein. The Company shall timely file any subsequent Forms 8-K and/or issue press releases as may be required from time to time following the completion of any of the matters set forth in this Agreement.

5.10     Further Assurances. At any time, and from time to time, upon the written request of the Investors, the Company execute and deliver such further documents and do such further acts and things as the Investors may reasonably request in order to effect the purposes of this Agreement.

6.     Miscellaneous.

6.1     Survival. All representations and warranties made by the Company and the Investors in this Agreement or pursuant hereto shall survive the Closing. The covenants and agreements set forth in this Agreement shall survive the Closing and shall continue until all obligations set forth therein shall have been performed or satisfied or they shall have terminated in accordance with their terms. For the avoidance of doubt, the covenants set forth in Article 5 hereof (other than in Section 5.1) shall not be affected by, and shall survive, the repayment (in full or in part) of the Note.

6.2     Successors and Assigns. Except as otherwise expressly provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and permitted assigns of the parties (including transferees of any Securities). Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by the Company. Any attempted assignment made in contravention of this Agreement shall be null and void and of no force or effect.

6.3     Entire Agreement. This Agreement and the documents, schedules and exhibits referred to herein constitute the entire agreement between the parties and supersede all prior communications, representations, understandings and agreements of the parties with respect to the subject matter hereof and thereof. No party shall be liable or bound to any other party in any manner by any warranties, representations or covenants except as specifically set forth herein or therein. All schedules and exhibits hereto are hereby incorporated herein by reference. Nothing in this Agreement, express or implied, is intended to confer upon any third party any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

6.4     General Interpretation. The terms of this Agreement have been negotiated by the parties hereto and the language used in this Agreement shall be deemed to be the language chosen by the parties hereto to express their mutual intent. This Agreement shall be construed without regard to any presumption or rule requiring construction against the party causing such instrument or any portion thereof to be drafted, or in favor of the party receiving a particular benefit under this Agreement. No rule of strict construction will be applied against any person or entity.

6.5     Jury Trial Waiver. To the fullest extent permitted by law, and as separately bargained-for-consideration, each party hereby waives any right to trial by jury in any action, suit, proceeding or counterclaim of any kind arising out of or relating to this Agreement.

6.6     Governing Law. This Agreement shall be governed by and construed under the laws of the State of Nevada, without regard to its body of law controlling conflicts of law.

6.7     Section Headings. The section headings are for the convenience of the parties and in no way alter, modify, amend, limit or restrict the contractual obligations of the parties.

6.8     Severability. If any term of provision of this Agreement is determined to be illegal, unenforceable or invalid in whole or in part for any reason, such illegal, unenforceable or invalid provisions or party thereof shall be stricken from this Agreement, and such provision shall not affect the legality, enforceability or validity of the remainder of this Agreement. If any provision or part thereof of this Agreement is stricken in accordance with the provisions of this Section 6.8, then such stricken provision shall be replaced, to extent possible, with a legal, enforceable and valid provision that is as similar in tenor to the stricken provision as is legally possible.

6.9     Notices. All notices required or permitted under this Agreement or the Notes shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party to be notified, (b) when sent by confirmed facsimile or electronic mail if sent during normal business hours of the recipient, if not, then on the next business day, (c) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one (1) business day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All such communications shall be sent to the Company at the address as set forth on the signature page hereof and to any Investor at the addresses set forth on the signature page hereof or at such other address as the Company or any Investor may designate by three (3) days advance written notice to the other party hereto.

6.10     Amendments and Waivers. Except as otherwise expressly set forth in this Agreement, any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), with the written consent of the Company and the Investors.

6.11     Pronouns; Construction. Whenever the context may require, any pronouns used in this Agreement shall include the corresponding masculine, feminine or neutral forms, and the singular form of nouns and pronouns shall include the plural, and vice versa. The words “include,” “includes” and “including” shall be deemed to be followed by the words “without limitation”; (b) the word “or” is not exclusive; and (c) the words “herein,” “hereof,” “hereby,” “hereto” and “hereunder” refer to this Agreement as a whole (which shall include the exhibits, schedules, annexes and appendices hereto).

6.12     No Waiver. No waiver of any provision or consent to any action shall constitute a waiver of any other provision or consent to any other action, whether or not similar. No waiver or consent shall constitute a continuing waiver or consent or commit a party to provide a waiver in the future except to the extent specifically set forth in writing.

6.13     Counterparts. This Agreement may be executed and delivered (including by facsimile or other electronic transmission) in any number of counterparts, each of which shall be deemed to be an original, and all of which together shall constitute one and the same document.

6.14     Expenses. Except as otherwise expressly provided herein, all costs and expenses, including fees and disbursements of counsel, financial advisors and accountants, incurred in connection with the preparation, negotiation execution and performance of this Agreement and the Notes and the documents and transactions contemplated hereby and thereby shall be paid by the party incurring such costs and expenses, whether or not the Closing shall have occurred; provided, however, the Company shall be responsible for the payment of Accretive’s reasonable and documented legal fees relating to the preparation, execution and performance of this Agreement and the Note and the other transaction documents contemplated hereby and thereby and the consummation of the transactions contemplated herein and therein, in the amount of $10,000, which payment may be made directly from the payment proceeds described herein.

[Remainder of page intentionally left blank. Signatures on following page.]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the date first written above.

COMPANY:

NUTRASTAR INTERNATIONAL INC.
a Nevada corporation

By:	/s/ Robert Tick
Name: Robert Tick
Title: Chief Financial Officer

Address: 4/F Yushan Plaza, 51 Yushan Road
Nangang District, Harbin
China 150090
Attn: Chief Financial Officer

[Signature Page to Note and Common Stock Purchase Agreement]

INVESTORS:

ACCRETIVE CAPITAL PARTNERS, LLC

By: ACCRETIVE CAPITAL MANAGEMENT,
LLC, its Manager

By:	/s/ Richard E. Fearon, Jr.
Richard E. Fearon, Jr.
Managing Partner

Address: 16 Wall Street, 2nd Floor
Madison, CT 06443

/s/ Robert Tick
Robert Tick

Address: 4/F Yushan Plaza, 51 Yusan Road
Nangang District, Harbin
China 150090

/s/ Richard E. Fearon Jr.
Richard E. Fearon, Jr.

Address: 16 Wall Street, 2nd Floor
Madison, CT 06443

[Signature Page to Note and Common Stock Purchase Agreement]

EXHIBIT A

NUTRASTAR INTERNATIONAL INC.

PROMISSORY NOTE

$[________]	November 16, 2015

This Note is issued pursuant to that certain Note and Common Stock Purchase Agreement, dated as of the date hereof (the “Purchase Agreement”). Capitalized terms used herein but not otherwise defined herein shall have the respective meanings ascribed to such terms in the Purchase Agreement.

1.     Principal and Interest.

NUTRASTAR INTERNATIONAL INC., a Nevada corporation (the “Company”), for value received, hereby promises to pay to [____________] (“Payee”), in lawful money of the United States at the address of Payee the principal amount of [_____________] ($[_____________]), together with interest (computed on the basis of a 360-day year for the actual number of days elapsed) accruing and compounding monthly from the date hereof on the unpaid balance of such principal amount from time to time outstanding at a rate equal to twelve percent (12%) per annum until paid in full as provided herein.

This Note is one of a duly authorized issue of Promissory Notes of the Company, in aggregate principal amount of One Hundred Eighty Thousand Dollars ($180,000) (the “Bridge Notes”) issued pursuant to the Purchase Agreement. The Bridge Notes rank equally and ratably without priority over one another. No payment, including any prepayment, shall be made hereunder unless payment, including any prepayment, is offered with respect to the other Bridge Notes in an amount which bears the same ratio to the then unpaid principal amount of such Bridge Notes as the payment made hereon bears to the then unpaid principal amount under this Note.

Subject to the terms hereof, the principal of, and all accrued but unpaid interest on, this Note are due and payable on the earliest of the following (such date, “Maturity Date”):

(a)     within five (5) days after the consummation by the Company of any debt or equity financing in one transaction or series of related transactions, which sale results in gross proceeds to the Company of at least $200,000;

(b)     upon (i) the sale or other disposition of all or substantially all of the Company’s assets or (ii) the acquisition of the Company by another entity by means of any transaction or series of related transactions to which the Company is party (including, without limitation, any stock acquisition, reorganization, merger or consolidation but excluding any sale of stock for capital raising purposes) other than a transaction or series of transactions in which the holders of the voting securities of the Company outstanding immediately prior to such transaction continue to retain (either by such voting securities being converted into voting securities of the surviving entity), as a result of shares in the Company held by such holders prior to such transaction, at least fifty percent (50%) of the total voting power represented by the voting securities of the Company or such surviving entity outstanding immediately after such transaction or series of transactions;

(c)     within five (5) days after the Company or any of its direct or indirect subsidiaries or affiliates makes a payment (other than as contemplated by Section 5.3 of the Purchase Agreement) to any of the creditors of the Company in the schedule of entities and individuals to be acknowledged and agreed in writing by the parties on the date hereof; or (

d)     March 16, 2016.

Upon payment in full of all amounts payable hereunder, this Note shall be surrendered to the Company for cancellation.

2.     Prepayment. This Note may be prepaid in whole or in part at any time without the payment of any unearned interest, penalty or premium, upon five (5) days’ prior written notice to Payee. Each and every payment (including all partial payments or prepayments) received by the Payee under this Note shall be applied first to costs due in connection with this Note, then to outstanding interest and then to outstanding principal.

3.     Event of Default. The outstanding principal of, and all accrued but unpaid interest on, this Note shall become immediately due and payable, at the election of Payee, if (a) the Company commences any proceeding in bankruptcy or for dissolution, liquidation, winding-up, composition or other relief under state or federal bankruptcy laws; (b) any such proceeding is commenced against the Company, or a receiver or trustee is appointed for the Company or a substantial part of its property; (c) the Company breaches any representation, warranty, covenant or agreement set forth in the Purchase Agreement or this Note and such breach remains uncured for a period of seven (7) days after the Company receives written notice thereof (each, an “Event of Default”). Interest shall accrue after an Event of Default at the rate of fifteen percent (15%) per annum until this Note is paid in full or such Event of Default is cured (the “Default Rate”).

4.     Waivers. The Company hereby waives presentment, demand for performance, notice of non-performance, protest, notice of protest and notice of dishonor. No waiver of any provision or consent to any action shall constitute a waiver of any other provision or consent to any other action, whether or not similar. No waiver or consent shall constitute a continuing waiver or consent or commit a party to provide a waiver in the future except to the extent specifically set forth in writing. The Payee shall not be deemed, by any act of omission or commission, to have waived any of its rights or remedies hereunder unless such waiver is in writing and signed by the Payee and then only to the extent specifically set forth in writing. THE COMPANY ACKNOWLEDGES THAT THE OBLIGATION EVIDENCED BY THIS NOTE IS A COMMERCIAL TRANSACTION AND WAIVES ITS RIGHTS TO NOTICE AND HEARING UNDER APPLICABLE LAW, OR AS OTHERWISE ALLOWED BY ANY STATE OR FEDERAL LAW WITH RESPECT TO ANY PREJUDGMENT REMEDY WHICH THE PAYEE MAY DESIRE TO USE.

5.     No Shorting. Payee agrees that so long as this Note from the Company to Payee remains outstanding, Payee will not enter into or effect “short sales” of the Purchased Shares or hedging transaction which establishes a net short position with respect to the Purchased Shares.

6.     Attorney’s Fees. Should this Note or any part thereof be collected at law or in equity, or in bankruptcy, receivership or any other court proceeding (whether at the trial or appellate level), or should this Note be placed in the hands of attorneys for collection following any Event of Default, the Company agrees to pay, in addition to the principal, any late payment charge and interest due and payable hereunder, all costs of collecting or attempting to collect this Note, including reasonable attorneys' fees and expenses and court costs, regardless of whether any legal proceeding is commenced hereunder, together with interest thereon at the Default Rate from the date paid by Payee until such expenses are repaid to Payee.

7.     Governing Law. This Note shall be governed by and construed under the laws of the State of Nevada, without regard to its body of law controlling conflicts of law.

8.     Legal Interest. Notwithstanding anything heretofore set forth to the contrary, in no event shall any interest payable under this Note exceed the maximum interest rate permitted under law or the rate that could subject Payee to either civil or criminal liability as a result of being in excess of the maximum interest rate that the Company is permitted by applicable law to contract or agree to pay. If by the terms of this Note, the Company is at any time required or obligated to pay interest on the principal balance due hereunder at a rate in excess of such maximum rate, the interest rate hereinabove set forth or the Default Rate, as the case may be, shall be deemed to be immediately reduced to such maximum rate and all previous payments in excess of the maximum rate shall be deemed to have been payments in reduction of principal and not on account of the interest due hereunder. All sums paid or agreed to be paid to the Payee for the use, forbearance, or detention of the indebtedness hereunder, shall, to the extent permitted by applicable law, be amortized, prorated, allocated, and spread throughout the full stated term of this Note until payment in full so that the rate or amount of interest on account of the indebtedness hereunder does not exceed the maximum lawful rate of interest from time to time in effect and applicable to the Loan for so long as the Loan is outstanding. The Company agrees to an effective rate of interest that is the rate stated herein plus any additional rate of interest resulting from any other charges in the nature of interest paid or to be paid by or on behalf of the Company, or any benefit received or to be received by Payee, in connection with this Note.

9.     Amendment. Except as otherwise set forth in the Purchase Agreement, any term of this Note may be amended and the observance of any term of this Note may be waived (either generally or in a particular instance and either retroactively or prospectively), with the written consent of the Company and Payee.

10.     Remedies Cumulative. The rights, powers and remedies of the Payee, available at law, in equity or as stated herein, shall be cumulative and concurrent and may be exercised or otherwise pursued by the Payee singly, successively or concurrently against the Company at the sole discretion of the Payee, and may be exercised as often as occasion therefor shall incur. The failure to exercise any such right or remedy shall in no event be construed as a waiver or release thereof.

11.     Jury Trial Waiver. To the fullest extent permitted by law, and as separately bargained-for-consideration, each party hereby waives any right to trial by jury in any action, suit, proceeding or counterclaim of any kind arising out of or relating to this Note.

[Remainder of page intentionally left blank. Signature on following page.]

IN WITNESS WHEREOF, the Company has caused this Note to be duly executed and delivered by its proper and duly authorized officer as of the date first written above.

NUTRASTAR INTERNATIONAL INC.
a Nevada corporation

By: _________________________
Name: Robert Tick
Title: Chief Financial Officer

[Signature Page to Promissory Note – [________] Principal Amount]

EXHIBIT B
Allocation of Loan Amount and Purchased Shares

Investor Name:	Loan Amount:	Purchased Shares:

Accretive Capital Partners, LLC	$115,000 (payable in cash pursuant to Section 1.2(b))	430,517

Robert Tick	$60,000 (payable through release of claims pursuant to Section 5.5)	224,618

Richard E. Fearon, Jr.	$5,000 (payable through release of claims pursuant to Section 5.5)	18,718

Total:	$180,000	673,853

[Exhibit B – Allocation of Loan Amount and Purchased Shares]

SCHEDULE 5.5
Certain Claims Against the Company

Obligor:	Claimant:	Total Claims:	Released Claims:

Nutrastar International, Inc.	Robert Tick	$139,826	$60,000

Nutrastar International, Inc.	Richard E. Fearon, Jr.	$7,484	$5,000

[Schedule 5.5 – Certain Claims Against the Company]

SCHEDULE 5.6
Subsidiary Guarantors

Oriental Global Holdings Limited

Harbin Baixin Biotech Development Co., Ltd.

Daqing Shuaiyi Biotech Co., Ltd.

[Schedule 5.6 – Subsidiary Guarantors]